Exhibit 99.1

December 2, 2011	TSX: SVB, AMEX: SVBL

SILVER BULL ANNOUNCES $US 7.5 MILLION NON-BROKERED COMMON STOCK OFFERING WITH A $US 5 MILLION LEAD ORDER BY COEUR D’ALENE MINES

Vancouver, British Columbia – Silver Bull Resources, Inc. (AMEX: SVBL, TSX: SVB) (“Silver Bull”) today announced that it has received commitments from various investors for the sale of 15,050,000 shares of common stock at a price of $US 0.50 per share, resulting in gross proceeds of $US 7,525,000 including the sale of 10,000,000 shares for gross proceeds of $US 5,000,000 to Coeur d’Alene Mines Corporation (NYSE: CDE, TSX: CDM) (“Coeur d’Alene”) and 1,055,000 shares to Silver Bull management and directors for gross proceeds of $US 527,500.

The transaction is being completed as a registered direct offering, and no underwriters or placement agents were used in connection with the offering.  Silver Bull has filed a prospectus supplement to its currently effective shelf registration statement with the U.S. Securities Exchange Commission (“SEC”) and a prospectus supplement to its shelf prospectus with Canadian securities regulatory authorities in the provinces of Alberta, British Columbia and Ontario.

Silver Bull intends to use the net proceeds from this offering for drilling, metallurgical studies, and other geological work at the Sierra Mojada project, as well as payment of amounts due under option agreements to acquire certain Sierra Mojada concessions, and general corporate purposes.

The offering is expected to close on or about December 9, 2011 and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the NYSE Amex and the Toronto Stock Exchange.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Silver Bull in this offering.  There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Tim Barry, President and CEO of Silver Bull states, "We are very pleased to close this financing and strengthen our relationship with Coeur d’Alene as well as other investors. This transaction is extremely positive for the company moving forward and will allow us to continue aggressively developing the Sierra Mojada project in Mexico.”

About Silver Bull: Silver Bull is a US registered mineral exploration company listed on both the NYSE Amex and TSX stock exchanges and based out of Vancouver, Canada. The flag ship “Sierra Mojada” project is located 150 kilometers north of the city of Torreon in Coahuila, Mexico and is highly prospective for silver and zinc. Silver Bull also owns three mineral exploration licences in Gabon, West Africa, two of which are currently under joint venture with AngloGold Ashanti. These licences are prospective for gold, manganese, and iron ore.

On behalf of the Board of Directors

“Tim Barry”

Tim Barry, MAusIMM

Chief Executive Officer, President and Director

INVESTOR RELATIONS CONTACT INFO:

info@silverbullresources.com

Cautionary note regarding forward looking statements: This news release contains forward-looking statements regarding future events and Silver Bull’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and applicable Canadian securities laws.  Forward-looking statements include statements regarding the closing date of the offering and anticipated use of proceeds.   These statements are based on current expectations, estimates, forecasts, and projections about Silver Bull’s exploration projects, the industry in which Silver Bull operates and the beliefs and assumptions of Silver Bull’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as the results of exploration activities and whether the results continue to support continued exploration activities, unexpected variations in ore grade, types and metallurgy, volatility and level of commodity prices, the availability of sufficient future financing, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K/A for the fiscal year ended October 31, 2010 and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.